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                          INDEMNIFICATION AGREEMENT

         This Agreement, made this 25th day of August, 1997, by and between Celestial Ventures Corporation ("Celestial"), a Nevada corporation, with a principal place of business located at 382 Route 59, Section #310, Monsey, New York and John Patten ("Patten"), residing at 5 Saddle Hill Road, Far Hills, New Jersey.

                                  WITNESSETH

         WHEREAS, Celestial has been named as a Defendant in the matter of Janet
M. Johnson, et al. vs. Celestial Ventures Corporation, et al., No. 96-42066, In the District Court of Harris County, Texas (hereinafter the "Texas Litigation"); and

         WHEREAS, Patten wishes to indemnify and save harmless Celestial from and against any and all liability loss, damages, interest, judgments and liens, and any and all costs and expenses (including, but not limited to counsel fees and disbursements) incurred by Celestial in connection with the Texas Litigation; and

         WHEREAS, Celestial wishes to be so indemnified;

         NOW, THEREFORE, for one dollar and other valuable consideration for the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. Patten will pay on behalf of Celestial any amount which Celestial is, or becomes, legally obligated to pay because of the claim or claims made against it in the Texas Litigation. Patten will indemnify and save harmless Celestial from and against any and all liability loss, damages, interest, judgments and liens, and any and all costs and expenses (including, but not limited to counsel fees and disbursements) incurred by Celestial in connection with the Texas Litigation. The payments which Patten will be obligated to make under this agreement shall include, without limitation, damages, judgments, settlements and costs, including the cost of investigation, and cost of defense of the action, claims or proceedings and appeals therefrom, and cost of attachment or similar bonds; provided however, that Patten shall not be obligated to pay fines or other obligations of fees imposed by law or otherwise, which he is prohibited by applicable law from paying as indemnity or for any other reason.

2. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understanding between the parties with respect to the subject matter hereof.

3. This Agreement shall be binding upon all successors and assigns of Patten and shall inure to the benefit of Celestial's successors and assigns (including any transferer of all, or substantially all of its assets and any successor by merger, or operation of law)

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4.   This agreement shall be governed by and construed in accordance with New
     York law.

5. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this agreement (including without limitation, all portions of any paragraphs of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable shall be construed so as to give effect to the intent of the parties that Patten indemnify Celestial to the fullest enforceable extent.


          IN WITNESS WHEREOF, the Agreement has been duly executed and delivered by the duly authorized officer of Celestial, as well as by John Patten individually, as of the date first above written.


                                       CELESTIAL VENTURES CORPORATION

                                       By:
                                          ------------------------------
                                          Irwin Schneidmill, President

                                       By:
                                          ------------------------------
                                          John Patten